Exhibit 10.1
September 24, 2020
Thomas Chan
thomasc519@hotmail.com
Re: GoodRx, Inc. Offer of Employment
Dear Thomas:
On behalf of GoodRx, Inc., a Delaware corporation (the “Company”), we are pleased to offer you full-time employment in the position of Sr. Accounting Manager subject to the following terms and conditions.
Start Date and Location
Your employment start date will be on or before October 19, 2020. Your initial employment location will be our office in Santa Monica, CA.
Base Salary
As a full-time exempt employee, you will initially earn a base salary of $14,583.33/month
($175,000/annualized) paid twice monthly on the Company’s normal payroll schedule, subject to regular withholdings. Your base salary will be subject to review annually as part of the
Company’s normal salary review process, and any salary adjustment will be made solely in the
Company’s discretion based on individual and Company performance. In addition to the base salary, you will be eligible for an annual discretionary performance bonus of up to 10% of your annual base salary, prorated for your first year of employment based on your start date. However, the final decision on the amount of the bonus that will be paid (if any) shall be defined by the
Company in its sole discretion, also based on individual and Company performance. You must be currently employed at the time bonuses are awarded to be eligible for a bonus.
Benefits
You shall be eligible to participate in all the employee benefits and benefit plans that the
Company generally makes available to its full-time regular employees, subject to the terms and conditions of such benefits and benefit plans. Detailed information about the benefits presently available will be provided to you upon your employment. You will be eligible for vacation pursuant to the Company’s Flexible Vacation policy. You will also receive separate paid sick leave in accordance with the Company’s sick leave policy.
Equity
It will be recommended to the Company’s Board of Directors (the “Board”) that you be issued a restricted stock unit award covering approximately 9,250 shares of Common Stock of GoodRx
Holdings, Inc. under the applicable incentive plan (the “Plan”). The amount of shares will be determined in the sole discretion of the Board. Your award will vest over time as you provide services to the Company or GoodRx Holdings, Inc. The vesting schedule shall be over a four-
year period, with 25% of the shares vesting upon the first anniversary of your employment start date with the Company, and thereafter the remainder vesting at the rate of 1/16th of the total shares every 3 months over the next twelve quarters, subject to your continuous employment with the Company. The award will be evidenced by the standard RSU Agreement of GoodRx
Holdings, Inc., and will be subject to the terms and conditions of the Plan.
Name & Likeness Rights
You hereby authorize the Company to use, reuse, and to grant others the right to use and reuse your name, photograph, likeness, voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video, and digital, or other electronic media), both during and after your employment, for whatever purposes the Company deems necessary.
No Expectation of Privacy
You recognize and agree that you have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that your activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
“At Will” Employment
Employment with the Company is “at-will.” This means that it is not for any specified period of time and can be terminated either by you or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. It also means that your job duties, title, responsibilities, reporting level, compensation and benefits, as well as the Company’s personnel policies and procedures, may be changed with or without notice at any time in the sole discretion of the Company. This letter will reflect the final, total and complete agreement between you and the Company regarding how your employment may be terminated. The “at-
will” nature of your employment may only be changed by way of written agreement expressly altering the at-will employment relationship and signed by you and by the Company’s President.
Reporting and Loyalty
You will initially report to the Company’s Director Accounting. Your report may be changed from time to time by the Company.
You agree to the best of your ability and experience that you will loyally and conscientiously perform all of the duties and obligations required of you. During your employment, you will devote substantially all of your business time and attention to the business of the Company, the
Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not provide general consulting or advisor services in the healthcare or any related industry, whether or not for compensation, without the prior written consent of the Company, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. You also agree that you will not engage in any outside activity or industry event as an expert, speaker, contributor, consultant, advisor, or panelist that would create an actual or potential conflict with your duties for the Company or may result in you divulging the Company’s nonpublic or confidential information. If you would like to participate in any such external activity, you will get prior written consent from the Company and ensure the proposed activity does not present an actual or potential conflict and will not involve disclosure of the Company’s confidential information. During your employment you may not use or disclose the Company’s confidential information except as required to perform your duties. As set forth below, your employment is contingent upon your compliance with the terms of the Company’s Proprietary Information and
Invention Assignment Agreement during and after your employment. Nothing in this letter will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.
By signing and accepting this offer, you represent and warrant that: (i) you are not subject to any pre-existing contractual or other legal obligation with any person, company or business enterprise which may be an impediment to your employment with, or your providing services to, the Company as its employee or officer; and (ii) you have not and shall not bring onto Company premises, or use in the course of your employment with the Company, any confidential or proprietary information of another person, company or business enterprise to whom you previously provided services.
Conditions
This offer, and any employment pursuant to this offer, is conditioned upon the following:
•Your ability to provide satisfactory documentary proof of your identity and right to work in the United States of America on or before your third day of employment.
•Satisfactory outcome of pre-employment reference check.
•Satisfactory outcome of post-offer background check.
•Your signed agreement to, and ongoing compliance with, the terms of the Company’s
Proprietary Information and Invention Assignment Agreement.
•Your execution and return of the enclosed copy of this letter to Reena Scoblionko, Vice
President People, no later than 5:00 pm pacific time, Monday, September 28, 2020 after which time this offer will expire.
Entire Agreement
If you accept this offer, and the conditions of this offer are satisfied, this letter and the written agreements referenced in this letter shall constitute the complete agreement between you and the
Company with respect to the subject matter hereof. This letter agreement shall supersede any existing employment arrangement or agreement with the Company. Any representations, whether written or oral, not contained in this letter or contrary to those contained in this letter that may have been made to you are expressly cancelled and superseded by this offer.
California law shall govern this agreement. If any provision of this letter agreement is held invalid or unenforceable, such provision shall be severed, and the remaining provisions shall continue to be valid and enforceable.
Sincerely,
GOODRX, INC.

By	/s/ Reena Scoblionko
Reena Scoblionko, Vice President People
I accept the above offer, and will begin employment on the date set forth below:

Dated:	09/27/2020	/s/ Thomas Chan
Signature
Start date:	10/19/20